Exhibit 5.1

December 30, 2015

Corium International, Inc.
235 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Corium International, Inc., a Delaware corporation (the “Company”), of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), with an aggregate maximum offering price of up to $20,000,000 (the “Shares”), to be issued from time to time pursuant to that certain Controlled Equity Offering Sales Agreement (the “Sales Agreement”), dated as of even date herewith, between the Company and Cantor Fitzgerald & Co. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-204025) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 8, 2015 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated May 21, 2015 included therein (the “Base Prospectus”), and the related prospectus supplement dated December 30, 2015, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares is referred to herein as the “Offering.” The Shares are to be sold by the Company as described in the Registration Statement, the Prospectus and the Sales Agreement.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)                                 The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on April 8, 2014 and certified by the Delaware Secretary of State on July 31, 2015 (the “Restated Certificate”);

(2)                                 The Company’s Restated Bylaws, certified by the Company’s Secretary on April 8, 2014 (the “Bylaws”);

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 The Prospectus;

December 30, 2015

(5)                                 The Current Report on Form 8-K to which this opinion is filed as an exhibit (the “Form 8-K”);

(6)                                 The Sales Agreement;

(7)                                 The minutes of meetings and actions by written consent of the Company’s Board of Directors or committees thereof (the “Board”) and the Company’s stockholders at which, or pursuant to which, the Board and/or the Company’s stockholders approved (i) the Restated Certificate, (ii) the Bylaws, (iii) the filing of the Registration Statement, (iv) the Sales Agreement; (v) the Offering, and (vi) related matters;

(8)                                 The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent dated December 30, 2015, verifying the number of the Company’s issued and outstanding shares of capital stock as of December 29, 2015, and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s equity incentive and stock purchase plans and all other plans, agreements or rights of the Company as of December 29, 2015);

(9)                                 A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated December 30, 2015 (the “Certificate of Good Standing”); and

(10)                          A Management Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic evidence or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We also have assumed that any certificates or instruments representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Shares to the purchasers of such Shares on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

December 30, 2015

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of California, and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto.

The Company has informed us that the Company intends to issue the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders if required by the laws of the state of Delaware or the Restated Certificate or Bylaws or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock at the time of issuance of the Shares.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Management Certificate.

In connection with our opinions expressed in paragraph (2) below, we have assumed that, (i) at or prior to the time of the delivery of any of the Shares, there will not have occurred any change in the law or the facts, or amendments to the Restated Certificate or Bylaws, affecting the validity of the Shares, (ii) at the at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded, and (iii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the following opinion:

1.              The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.              When the Shares are issued, sold and delivered in the manner and for the consideration (of not less than par value per share of the Common Stock) contemplated by the Sales Agreement, Registration Statement, the Prospectus and the resolutions adopted and to be adopted by the Board or a committee thereof with respect to the offer, sale and issuance thereof, such Shares will be validly issued, fully paid and nonassessable.

December 30, 2015

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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December 30, 2015

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We opine only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP